UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF

THE SECURITIES EXCHANGE ACT OF 1934

APTIV PLC

(Exact Name of Registrant as Specified in its Charter)

Jersey	98-1029562
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5 Hanover Quay Grand Canal Dock Dublin, Ireland	D02 VY79
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
5.50% Series A Mandatory Convertible Preferred Shares, $0.01 par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration or Regulation A offering statement file number to which this form relates:

333-228021

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 5.50% Series A Mandatory Convertible Preferred Shares (the “Mandatory Convertible Preferred Shares”), par value $0.01 per share of Aptiv PLC (the “Company”). The description of the terms of the Mandatory Convertible Preferred Shares set forth under the heading “Description of Mandatory Convertible Preferred Shares,” in the Company’s prospectus supplement, dated June 9, 2020, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and in the section entitled “Description of Share Capital” in the accompanying prospectus, dated October 26, 2018, which constitutes a part of the Company’s Registration Statement on Form S-3 (File No. 333-228021) filed under the Securities Act of 1933, as amended, is hereby incorporated herein by reference.

Item 2.	Exhibits.

3.1	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Company filed with the SEC on December 7, 2017).

3.2	Statement of Rights of the 5.50% Series A Mandatory Convertible Preferred Shares of Aptiv PLC, effective June 12, 2020 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Company filed with the SEC on June 12, 2020).

3.3	Form of Certificate of the 5.50% Series A Mandatory Convertible Preferred Shares (included as Exhibit A to Exhibit 3.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Aptiv PLC

Date: June 12, 2020	By:	/s/ David Sherbin
		Name:	David Sherbin
		Title:	Senior Vice President, General Counsel,
Chief Compliance Officer and Secretary

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